UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
October 29, 2007
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
(Address of Principal Executive Offices) (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On October 29, 2007, IMAX Corporation (“IMAX”, the “Company”) received a letter from Catalyst Fund Limited Partnership II (“Catalyst”), a beneficial holder of the Company’s 9 5/8% Senior Notes due December 1, 2010 (the “Senior Notes”), advising the Company that it had, on October 29, 2007, instructed the Depository Trust Company, through its nominee Cede & Co., to issue immediately a notice of acceleration to the Company, pursuant to the indenture (the “Indenture”) governing the Company’s $160.0 million aggregate principal amount of Senior Notes, to accelerate the maturity of the principal amount of the Senior Notes and any accrued interest. The Company has previously received seven purported notices of default from Catalyst, who unsuccessfully opposed the Company’s consent solicitation in April 2007, all alleging that IMAX breached the financial reporting covenant and related provisions under the Indenture and that such breaches constitute defaults under the terms of the Indenture.
     It is the Company’s position that no default or event of default (as those terms are defined in the Indenture) has occurred or is continuing under the Indenture, and accordingly no bondholder has the right to deliver an acceleration notice and the purported acceleration notice delivered by Catalyst is of no force or effect.
     On October 31, 2007, IMAX issued a press release concerning the purported acceleration notice, attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: November 2, 2007	By:	/s/ “Robert D. Lister”
	Name:	Robert D. Lister
	Title:	General Counsel

	By:	/s/ “G. Mary Ruby”
	Name:	G. Mary Ruby
	Title:	Corporate Secretary